FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Fourth Quarter and Full Year 2024 Results
- Infrastructure: DBM Global fourth quarter revenue of $225.7 million -
- Life Sciences: MediBeacon® Transdermal GFR (“TGFR”) system received FDA approval to assess kidney function -
- Spectrum: Broadcasting achieved double-digit revenue growth in the fourth quarter and full year 2024 -
NEW YORK, NY, March 31, 2025 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the fourth quarter.

Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Revenue	$236.6	$361.0	(34.5)%	$1,107.1	$1,423.0	(22.2)%
Net loss attributable to common stockholders and participating preferred stockholders	$(16.9)	$(9.6)	(76.0)%	$(35.8)	$(37.6)	4.8%
Basic and diluted loss per share attributable to common stockholders(1)	$(1.29)	$(1.22)	(5.7)%	$(3.08)	$(4.81)	36.0%
Total Adjusted EBITDA(2)	$15.0	$21.5	(30.2)%	$71.3	$65.0	9.7%

(1) Basic and diluted loss per common share for the three months and year ended December 31, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.
(2) Reconciliation of GAAP to Non-GAAP measures follows

Commentary

"INNOVATE made several exciting advancements across all operating segments over the last year which capped another successful year for the business," said Avie Glazer, Chairman of INNOVATE. "The Infrastructure segment finished the year with an adjusted backlog of $1.1 billion, well-positioned to execute in 2025. At Life Sciences, in January 2025, MediBeacon's TGFR system gained FDA approval for the assessment of kidney function in patients with normal or impaired renal function. Also at Life Sciences, R2 continued gaining strong momentum in Q4, announcing collaborations with Woodhouse Spas and leading skincare product brands. At Spectrum, the Company delivered double-digit revenue growth in the fourth quarter and for the full year 2024.”

"We delivered fourth quarter and full year 2024 results largely in-line with our expectations," stated Paul Voigt, INNOVATE's Interim CEO. "We are pleased with the DBM team's disciplined execution, which has resulted in robust margins for 2024 and positioned the business favorably to secure quality projects in 2025. At Life Sciences, FDA approval for MediBeacon's TGFR is a major milestone that we have been anticipating for some time. In addition, two high profile peer-reviewed kidney journals published results from MediBeacon's clinical trials supporting TGFR effectiveness and reinforcing the large unmet medical need. R2 Technologies delivered another strong quarter and expanded its market reach into several new countries. Broadcasting achieved outstanding financial results driven by new quality networks added throughout the year and its fixed cost structure. Lastly, we reduced our total debt by $54.5 million, which is a significant improvement year-over-year."

Fourth Quarter 2024 and Recent Highlights
Infrastructure
•DBM Global reported fourth quarter 2024 revenue of $225.7 million, a decrease of 36.2%, compared to $353.8 million in the prior year quarter. Net Income attributable to INNOVATE was $8.7 million, compared to $8.9 million for the prior year quarter. Adjusted EBITDA decreased to $17.4 million from $30.0 million in the prior year quarter.
•DBM Global grew gross margin to 18.2% in the fourth quarter, an expansion of approximately 180 basis points year-over-year, while Adjusted EBITDA margin decreased to 7.7% in the fourth quarter, a reduction of approximately 80 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.0 billion and $1.1 billion, respectively, as of December 31, 2024, compared to reported and adjusted backlog of $1.1 billion and $1.2 billion, respectively, as of December 31, 2023.
•Subsequent to year end, DBM has added over $500 million to adjusted backlog across our companies and we remain optimistic on the pipeline.

Life Sciences
•In January 2025, the U.S. Food and Drug Administration (“FDA”) approved the MediBeacon® TGFR for the assessment of kidney function in patients with normal or impaired renal function.
◦In February 2025, the National Medical Products Administration (“NMPA”) in China approved the MediBeacon® TGFR Monitor and TGFR Sensor for the assessment of kidney function in patients with normal or impaired renal function. Lumitrace® (relmapirazin) injection, categorized as a drug in China, is under review and is targeted for approval in late 2025.
◦In February 2025, two high level kidney journals published results from MediBeacon's Clinical Trials. The Journal of the American Society of Nephrology, one of the top kidney journals in the world, published the results of a clinical trial on patients with normal and impaired kidney function across a range of skin color demonstrating the TGFR clinical effectiveness. In addition, The Clinical Kidney Journal published data showing the misclassification of patients using the current clinical practice to estimating kidney function as compared to plasma derived measured kidney function with MediBeacon’s Lumitrace®.
•R2 Technologies, Inc. (“R2”) broke system unit sales records consecutively in each quarter in North America in 2024, delivering strong year-over-year growth.
•R2's worldwide system unit sales grew 113% in the fourth quarter of 2024 compared to the fourth quarter of 2023 and 182% for the full year 2024, year-over-year.

Spectrum
•Broadcasting reported fourth quarter 2024 revenue of $6.8 million, compared to $5.7 million in the prior year quarter. Net Loss attributable to INNOVATE was $4.6 million compared to $5.4 million in the prior year quarter. Adjusted EBITDA was $2.3 million, compared to $1.1 million in the prior year quarter. The improvement in financial results was once again driven by revenue growth from the launch of new networks and expanded coverage with existing customers, which was partially offset by the termination of a number of smaller networks and individual markets subsequent to the comparable period.
•Successful new network launches in 2024 of FreeTV's three new networks and most recently Fubo Sports in the fourth quarter.
•Commenced installation of the Dallas lighthouse station for PBS station, KERA.
•Pursuing commercial opportunities in datacasting together with a major mobile network operator.
•Progress with 5G broadcast technology that Broadcasting has been actively deploying in new markets with trial runs performing exceptionally well.
Fourth Quarter 2024 Financial Highlights
•Revenue: For the fourth quarter of 2024, INNOVATE's consolidated revenue was $236.6 million, a decrease of 34.5%, compared to $361.0 million for the prior year quarter. The decrease was driven by our Infrastructure segment, which was partially offset by increases at our Life Sciences and Spectrum segments. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, at Banker Steel and DBMG's commercial structural steel fabrication and erection business, both of which had increased activity in the comparable period on certain large commercial construction projects that have since been completed. This was partially offset by an increase at the industrial maintenance and repair business as a result of an increase in project work. The increase at our Life Sciences segment was attributable to R2, primarily driven by an increase in Glacial fx unit sales and consumables in North America and worldwide. The increase at our Spectrum segment was primarily driven by network launches and expanded coverage with existing customers.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$225.7	$353.8	$(128.1)	$1,071.6	$1,397.2	$(325.6)
Life Sciences	4.1	1.5	2.6	9.8	3.3	6.5
Spectrum	6.8	5.7	1.1	25.7	22.5	3.2
Consolidated INNOVATE	$236.6	$361.0	$(124.4)	$1,107.1	$1,423.0	$(315.9)

•Net Loss: For the fourth quarter of 2024, INNOVATE reported a Net Loss attributable to common stockholders and participating preferred stockholders of $16.9 million, or $1.29 per fully diluted share, compared to $9.6 million, or $1.22 per fully diluted share, for the prior year quarter, which has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024. The increase in Net Loss was primarily due to a net decrease in gross profit of $14.7 million, a $1.1 million increase in tax expense, a $0.4 million increase in interest expense, and a $0.1 million increase in depreciation and amortization, which was partially offset by a decrease of $3.6 million in loss from equity investees, a $2.7 million increase in other income, net, a $2.3 million increase in other operating income, and a decrease in selling, general and administrative (“SG&A”) expenses of $1.0 million. The decrease in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, partially offset by increases at our Spectrum segment driven by network launches and expanded coverage with existing customers and at our Life Sciences segment due to an increase in Glacial fx unit sales and consumable sales in North America and worldwide at R2. The increase in tax expense was driven by the INNOVATE Corp. U.S. consolidated group utilizing its remaining unlimited NOLs in 2024 and due to the Tax Cuts and Jobs Act's 80 percent limitation on net operating losses incurred after 2017. The overall decrease in loss from equity investees was primarily due to a decrease in losses recognized from MediBeacon. The overall increase in other income, net was primarily driven by an increase in foreign currency translation gains from our Infrastructure segment. The increase in other operating income primarily driven by a gain on lease modification at our Infrastructure segment in the current period and unrepeated lease impairments at our Non-Operating Corporate and Other segments in the prior year period. The overall decrease in SG&A expenses was primarily driven by timing of compensation-related expenses at our Infrastructure segment, which was partially offset by realignment costs incurred in the current year at our Infrastructure segment and an increase in selling costs at R2.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$8.7	$8.9	$(0.2)	$40.3	$28.7	$11.6
Life Sciences	(5.4)	(6.2)	0.8	(19.7)	(15.5)	(4.2)
Spectrum	(4.6)	(5.4)	0.8	(20.0)	(22.2)	2.2
Non-Operating Corporate	(15.3)	(5.4)	(9.9)	(35.3)	(33.2)	(2.1)
Other and eliminations	—	(1.2)	1.2	0.1	7.0	(6.9)
Net loss attributable to INNOVATE Corp.	$(16.6)	$(9.3)	(7.3)	$(34.6)	$(35.2)	$0.6
Less: Preferred dividends	0.3	0.3	—	1.2	2.4	(1.2)
Net loss attributable to common stockholders and participating preferred stockholders	$(16.9)	$(9.6)	$(7.3)	$(35.8)	$(37.6)	$1.8

•Adjusted EBITDA: For the fourth quarter of 2024, total Adjusted EBITDA, was $15.0 million compared to total Adjusted EBITDA of $21.5 million for the prior year quarter. The decrease in Adjusted EBITDA was driven by our Infrastructure segment due to lower revenue and gross margins at Banker Steel and lower revenue, partially offset by an increase in gross margins, at DBMG's commercial structural steel fabrication and erection business due to timing of completion of certain large commercial construction projects that have been completed, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, as well as lower revenue and gross margins at the construction modeling and detailing business. This decrease in Adjusted EBITDA was partially offset by an increase in revenue and gross margins at our Infrastructure's industrial maintenance and repair business, a decrease in compensation-related expenses at our Infrastructure segment, fewer equity method losses recognized from MediBeacon, an increase in gross profit at R2 primarily driven by an increase in Glacial fx unit sales and consumable sales in North America and worldwide at our Life Sciences segment and an increase in revenue at our Spectrum segment primarily driven by network launches and expanded coverage with existing customers.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Increase / (Decrease)	2024	2023	Increase/(Decrease)
Infrastructure	$17.4	$30.0	$(12.6)	$89.1	$100.6	$(11.5)
Life Sciences	(2.5)	(7.1)	4.6	(14.5)	(23.1)	8.6
Spectrum	2.3	1.1	1.2	7.1	2.0	5.1
Non-Operating Corporate	(2.2)	(2.5)	0.3	(10.4)	(13.5)	3.1
Other and eliminations	—	—	—	—	(1.0)	1.0
Total Adjusted EBITDA	$15.0	$21.5	$(6.5)	$71.3	$65.0	$6.3

•Balance Sheet: As of December 31, 2024, INNOVATE had cash and cash equivalents, excluding restricted cash, of $48.8 million compared to $80.8 million as of December 31, 2023. On a stand-alone basis, as of December 31, 2024, our Non-Operating Corporate segment had cash and cash equivalents of $13.8 million compared to $2.5 million as of December 31, 2023.

Conference Call
INNOVATE will host a live conference call to discuss its fourth quarter 2024 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-800-717-1738 (Domestic Toll Free) / 1-646-307-1865 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 1192054
*Available approximately two hours after the end of the conference call through April 14, 2025.
About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts
Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies.

Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; legacy accounts receivable write-offs; realignment and exit costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, necessary regulatory approvals of products in the Life Sciences segment, potential commercial opportunities and the deployment of new technologies in the Spectrum segment, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our ability to continue operating as a going concern; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in steel and transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and

Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except shares and per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$236.6	$361.0	$1,107.1	$1,423.0
Cost of revenue	190.2	299.9	898.3	1,207.0
Gross profit	46.4	61.1	208.8	216.0
Operating expenses:
Selling, general and administrative	40.4	41.4	160.2	168.0
Depreciation and amortization	4.4	4.3	17.6	20.2
Other operating (income) loss	(0.9)	1.4	(9.0)	1.3
Income from operations	2.5	14.0	40.0	26.5
Other (expense) income:
Interest expense	(19.6)	(19.2)	(74.5)	(68.2)
Loss from equity investees	—	(3.6)	(2.3)	(9.4)
Other income (expense), net	2.2	(0.5)	3.4	16.7
Loss from operations before income taxes	(14.9)	(9.3)	(33.4)	(34.4)
Income tax expense	(2.4)	(1.3)	(6.3)	(4.5)
Net loss	(17.3)	(10.6)	(39.7)	(38.9)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	0.7	1.3	5.1	3.7
Net loss attributable to INNOVATE Corp.	(16.6)	(9.3)	(34.6)	(35.2)
Less: Preferred dividends	0.3	0.3	1.2	2.4
Net loss attributable to common stockholders and participating preferred stockholders	$(16.9)	$(9.6)	$(35.8)	$(37.6)

Loss per common share - basic and diluted (1)	$(1.29)	$(1.22)	$(3.08)	$(4.81)

Weighted-average common shares outstanding - basic and diluted(1)	13,080,562	7,854,323	10,696,274	7,814,620

(1) Basic and diluted loss per common share and weighted average common shares outstanding for the three months and year ended December 31, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

	December 31, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$48.8	$80.8
Accounts receivable, net	194.0	278.4
Contract assets	106.3	118.6
Inventory	20.8	22.4
Other current assets	21.0	17.7
Total current assets	390.9	517.9
Investments	3.6	1.8
Deferred tax asset	1.6	2.0
Property, plant and equipment, net	133.6	154.6
Goodwill	126.7	127.1
Intangibles, net	172.4	178.9
Other assets	62.3	61.3
Total assets	$891.1	$1,043.6
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$84.8	$142.9
Accrued liabilities	109.7	70.8
Current portion of debt obligations	162.2	30.5
Contract liabilities	109.1	153.5
Other current liabilities	17.2	16.1
Total current liabilities	483.0	413.8
Deferred tax liability	4.4	4.1
Debt obligations	500.6	679.3
Other liabilities	46.8	82.7
Total liabilities	1,034.8	1,179.9
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	16.1	16.4
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4
Redeemable non-controlling interest	(0.5)	(1.0)
Total temporary equity	15.6	15.4
Stockholders’ deficit
Common stock, $0.001 par value(1)	—	—
Shares authorized: 250,000,000 and 160,000,000, respectively
Shares issued: 13,410,179 and 8,072,300(1), respectively
Shares outstanding: 13,261,379 and 7,923,500(1), respectively
Additional paid-in capital(1)	350.1	328.3
Treasury stock, at cost: 148,800(1) shares	(5.4)	(5.4)
Accumulated deficit	(521.9)	(487.3)
Accumulated other comprehensive loss	(3.2)	(1.1)
Total INNOVATE Corp. stockholders’ deficit	(180.4)	(165.5)
Non-controlling interest	21.1	13.8
Total stockholders’ deficit	(159.3)	(151.7)
Total liabilities, temporary equity and stockholders’ deficit	$891.1	$1,043.6
(1) Common stock, Shares issued, Shares outstanding, Additional paid-in capital and Treasury stock as of December 31, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Three Months Ended December 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.7	$(5.4)	$(4.6)	$(15.3)	$—	$(16.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.1	0.1	1.2	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating (income)	(0.8)	—	(0.1)	—	—	(0.9)
Interest expense	2.6	3.4	3.7	9.9	—	19.6
Other (income) expense, net	(3.1)	(0.4)	2.2	(0.9)	—	(2.2)
Income tax (benefit) expense	(0.5)	—	0.2	2.7	—	2.4
Non-controlling interest	0.8	(1.2)	(0.3)	—	—	(0.7)
Share-based compensation expense	—	0.9	—	1.4	—	2.3
Realignment and exit costs	2.6	—	—	—	—	2.6
Acquisition and disposition costs	0.3	0.1	—	—	—	0.4
Adjusted EBITDA	$17.4	$(2.5)	$2.3	$(2.2)	$—	$15.0

(in millions)	Three Months Ended December 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.9	$(6.2)	$(5.4)	$(5.4)	$(1.2)	$(9.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.8	0.2	1.3	—	—	4.3
Depreciation and amortization (included in cost of revenue)	4.0	—	—	—	—	4.0
Other operating (income) loss	—	—	(0.2)	0.5	1.1	1.4
Interest expense	3.5	0.8	3.4	11.5	—	19.2
Other expense (income), net	—	—	2.2	(1.8)	0.1	0.5
Income tax expense (benefit)	9.2	—	0.3	(8.2)	—	1.3
Non-controlling interest	0.9	(1.7)	(0.5)	—	—	(1.3)
Share-based compensation expense	—	(0.3)	—	0.5	—	0.2
Acquisition and disposition costs	0.7	0.1	—	0.4	—	1.2
Adjusted EBITDA	$30.0	$(7.1)	$1.1	$(2.5)	$—	$21.5

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Year Ended December 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$40.3	$(19.7)	$(20.0)	$(35.3)	$0.1	$(34.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	12.0	0.4	5.1	0.1	—	17.6
Depreciation and amortization (included in cost of revenue)	15.2	0.1	—	—	—	15.3
Other operating (income) loss	(9.6)	—	0.4	0.2	—	(9.0)
Interest expense	10.3	9.8	14.3	40.1	—	74.5
Other (income) expense, net	(3.9)	0.8	8.5	(8.7)	(0.1)	(3.4)
Income tax expense (benefit)	15.2	—	0.2	(9.1)	—	6.3
Non-controlling interest	3.8	(7.3)	(1.6)	—	—	(5.1)
Share-based compensation expense	—	1.2	—	2.2	—	3.4
Realignment and exit costs	5.2	—	—	—	—	5.2
Acquisition and disposition costs	0.6	0.2	0.2	0.1	—	1.1
Adjusted EBITDA	$89.1	$(14.5)	$7.1	$(10.4)	$—	$71.3

(in millions)	Year Ended December 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$28.7	$(15.5)	$(22.2)	$(33.2)	$7.0	$(35.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	14.4	0.5	5.2	0.1	—	20.2
Depreciation and amortization (included in cost of revenue)	15.7	0.1	—	—	—	15.8
Other operating (income) loss	(0.2)	—	(0.1)	0.5	1.1	1.3
Interest expense	13.8	2.9	13.4	38.1	—	68.2
Other (income) expense, net	(1.2)	(4.1)	7.7	(6.7)	(12.4)	(16.7)
Income tax expense (benefit)	20.2	—	0.3	(14.8)	(1.2)	4.5
Non-controlling interest	2.8	(7.3)	(2.5)	—	3.3	(3.7)
Share-based compensation expense	—	0.2	—	2.0	—	2.2
Legacy accounts receivable write-off	2.2	—	—	—	—	2.2
Realignment and exit costs	2.1	—	0.1	—	—	2.2
Acquisition and disposition costs	2.1	0.1	0.1	0.5	1.2	4.0
Adjusted EBITDA	$100.6	$(23.1)	$2.0	$(13.5)	$(1.0)	$65.0